Exhibit 10.14
                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (this "Agreement") made as of the 2nd day of June, 1996, by and between MONROC, INC., a Delaware corporation (the "Company"), having its principal place of business at 1730 Beck Street, Salt Lake City, Utah, and RONALD DAVIS, residing at 27701 Clear Creek Road, Keene, California 93531, (the "Executive").

          WHEREAS, the Executive wishes to be employed by the Company as President and Chief Executive Officer of the Company, and the Company wishes to employ the Executive in such capacity;

          NOW, THEREFORE, the Company and the Executive agree as follows:

          1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company upon the terms and conditions hereinafter set forth. The Executive shall commence full-time employment with the Company on or before July 1, 1996 ("Commencement Date").

          2. Term. The employment of the Executive by the Company pursuant to this Agreement will be for a period of three years from the date hereof.

          3. Duties. The Executive shall, subject to overall direction consistent with the legal authority of the Board of Directors of the Company (the "Board"), serve as, and have all power and authority inherent in the office of Chief Executive Officer of the Company during his employment and, as such, shall supervise, control and be responsible for the general management and operations of the Company and have such other executive powers and duties as may from time to time be prescribed by the Board. The Executive shall also serve as a member of the Board and its Executive Committee and Compensation Committee, if any, during his employment. While sitting on the Compensation Committee, if any, he may make any presentation concerning his own compensation but shall not otherwise participate in the consideration of his own compensation. The Executive shall devote his business time and efforts to the business of the Company.

          4.   Compensation and Other Provisions.

               (a) Base Salary. The Company shall pay to the Executive a base salary at the rate of $150,000.00 per annum from and after the Commencement Date, payable in substantially equal semi-monthly installments

025\105480.1

(such amount, as it may be increased from time to time, hereinafter referred to as the "Base Salary"). The Base Salary and the Executive's other compensation will be reviewed by the Board at least annually and may be increased or maintained as the Board may determine.

               (b) Signing Bonus. The Company shall pay to the Executive a one-time signing bonus of $50,000, which shall be payable in full within 30 days after the Commencement Date.

               (c) Annual Incentive Bonus. Beginning with the calendar year ending December 31, 1997, the Company shall pay the Executive with respect to each calendar year during his employment an annual incentive bonus in such amount as the Board shall determine. The incentive bonus shall be paid no later than March 31 following the end of each calendar year.

               (d) Participation in Benefit Plans. The Executive shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established which are generally applicable to other senior executive officers of the Company or any of its subsidiaries or divisions, including without limitation, the Company's Employee Stock Ownership Plan ("ESOP"), all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of the Company, so long as any such plan or arrangement remains generally applicable to other senior executives of the Company or any of its divisions or subsidiaries. The Company shall purchase and, during the term of this Agreement, pay the premiums with respect to a one-million dollar term life insurance policy on the life of the Executive, which policy shall designate the Executive's wife as the beneficiary of the policy.

               (e) Vacation, Expenses, etc. The Executive shall be entitled to the same vacation benefits as are generally available to other senior executives of the Company. He shall be reimbursed for all reasonable expenses incurred by him in the discharge of his duties, including but not limited to expenses for entertainment and travel. The Executive shall account to the Company for all such expenses.

               (f) Other Benefits. The Executive shall be entitled to receive the following non-salary benefits including, an automobile, a country club membership, and such other benefits as the Board of Directors may from time to time determine. In the event any expenses provided under this subparagraph shall not be deductible to the Company under the Internal Revenue Code of 1986, as the same shall hereinafter be amended, then the Company shall pay to the Executive additional compensation equal to the

025\105480.1                           2
expense thereof and the Executive shall pay such expenses directly. All such additional compensation to the Executive shall be subject to applicable withholding taxes.

               (g) Stock Options. The Company shall grant to the Executive stock options ("Options") to purchase an aggregate of 200,000 shares of Common Stock of the Company pursuant to the Company's 1996 Stock Option Plan (the "Plan"). The Options shall be granted as of the Commencement Date and shall expire on July 1, 2001; provided, however, the Options shall terminate eighty-nine (89) days after the Executive's employment has been terminated. On each anniversary of this Agreement twenty percent (20%) of the Options shall vest and become exercisable at the prices indicated below, so that all of the Options will become exercisable over a period of four years:

       July 1, 1996 - 40,000 shares at a price of $5.00 per share July 1, 1997 - 40,000 shares at a price of $5.75 per share July 1, 1998 - 40,000 shares at a price of $6.60 per share July 1, 1999 - 40,000 shares at a price of $7.60 per share July 1, 2000 - 40,000 shares at a price of $8.75 per share

Provided, however, in the event of a "change in control" of the Company, as defined in the Plan, all of the outstanding Options shall vest and become immediately exercisable, and the exercise price for the previously unvested Options shall be the exercise price of the most recently vested Options (for example, if the Company is sold during Year 2, the 120,000 unvested Options shall become immediately exercisable at an exercise price of $5.75 per share); further provided, however, if the Executive elects to have the Options qualify as incentive stock options under Section 422 of the Internal Revenue Code, the Company will make such changes in the terms and provisions of the Options, including the exercise prices thereof, as may be necessary in order for the Options to qualify as incentive stock options.

               (h) Moving and Housing Allowance. The Company shall pay the reasonable expenses incurred by Executive in moving his residence from Keene, California to Salt Lake City, Utah. In addition, for a period of up to ninety days (90) from and after the date of this Agreement, the Company will pay or reimburse the Executive for the payment of: (i) the weekly round-trip airfare incurred by the Executive in traveling between Salt Lake City, Utah and Bakersfield, California; and (ii) the sums expended by the Executive for renting a residence in Salt Lake City, Utah.

          5. Termination. The Executive's employment hereunder shall terminate as a result of any of the following events:

025\105480.1                           3

               (a) Optional Termination by Company. The Company may terminate the Executive's Employment at any time after the third anniversary of this Agreement by giving the Executive one-hundred eighty
(180) days' prior written notice.

               (b)  Death.  The death of the Executive;

               (c) Disability. The Board may terminate the Executive's employment in the event the Executive shall have been unable to substantially perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period;

               (d) Cause. The Board may terminate the Executive's employment for "cause" at any time upon written notice to the Executive stating the facts constituting such "cause". For purposes of this section, the term "cause" shall mean:

                    (1) Conviction for commission of a felony by the Executive; or

                    (2) Gross negligence or intentional or willful misconduct by the Executive in the performance of his duties as determined in good faith by the Board.

               (e) Termination by Executive. The Executive may terminate his employment at any time after the third anniversary of this Agreement by giving the Company one-hundred eighty (180) days' prior written notice or such lesser notice as the Board shall approve.

          6.   Representations and Warranties.

               (a) The Executive represents and warrants to the Company that the Executive is under no contractual or other restriction or obligation which would prevent the performance of his duties hereunder, or interfere with the rights of the Company hereunder.

               (b) The Company represents and warrants to the Executive that (i) it has all requisite power and authority to execute, deliver and perform this Agreement; (ii) all necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement; and (iii) this Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and

025\105480.1                           4
binding obligation of the Company, and is enforceable as to the Company in accordance with its terms.

          7. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Executive's termination of employment.

          8. Amendment. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be amended only by a written instrument duly executed by each party.

          9. Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party as set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Notice to the estate of the Executive shall be sufficient if addressed to the Executive as provided in this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for notice changing a party's address, which shall be deemed given at the time of receipt thereof.

          10. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
Any waiver must be in writing.

          11. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives and shall be binding upon and inure to the benefit of each of the Company, its successors and assigns.

          12. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

025\105480.1                           5

          13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to rules governing conflicts of law.

          14. Invalidity. The invalidity or unenforceability of any term of this Agreement shall not invalidity, make unenforceable or otherwise effect any other term of this Agreement which shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                   MONROC, INC., a Delaware
                                   corporation


                                   By  /s/ Robert L. Miller
                                      -----------------------------
                                      Robert L. Miller, Chairman of
                                      the Board of Directors


                                   EXECUTIVE:


                                       /s/ Ronald Davis
                                      -----------------------------
                                      Ronald Davis






025\105480.1                           6

                                                                Exhibit 10.15
                  REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT, made and entered into this 27th day of December, 1996, by and between GARY WHITNEY and RICHARD C. GIVEN, in their capacity as co-trustees of the WHITNEY FAMILY TRUST, hereinafter referred to as "Sellers", and MONROC, INC., a Delaware corporation, hereinafter referred to collectively as "Purchaser",

                                WITNESS:

     WHEREAS, the Sellers are desirous to sell and the Purchaser is desirous to purchase real property (the "Property") located in the County of Canyon, State of Idaho, more particularly described on Exhibit A hereto, which exhibit is incorporated herein by reference as if set forth in full,

     TOGETHER with all and singular the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all estate, right title and interest in and to the Property, as well in law as in equity, of the Grantor, but subject to all current year taxes to be prorated at closing, easements of records, or matters apparent or visible on the Property, and as set forth in the Warranty Deed to be provided by Sellers to Buyer.

                                AGREEMENT

     NOW, THEREFORE, IN CONSIDERATION OF THE TERMS AND COVENANTS HEREIN CONTAINED AND THE PROVISIONS OF THIS AGREEMENT BY BOTH SELLERS AND PURCHASER AS HEREIN SET OUT, the Sellers agree to transfer, sell, and assign all of their right, title and interest in and to the above described Property which Purchaser agrees to purchase.

                                        I.

     From the date of this Agreement is executed, Purchaser will have thirty (30) days to make a due diligence inspection of the Property. In consideration of Sellers keeping the Property off the market and allowing the thirty (30) day inspection, Purchaser shall pay to Sellers the sum of $25,000.00 earnest money, which shall be non-refundable, save and except only if Sellers cannot deliver good and marketable title at closing or other failure to close which is not the fault of Purchaser, in which event the earnest money shall be returned to Purchaser. The earnest money shall be credited against the purchase price at closing.

During the thirty (30) day inspection period Purchaser shall have reasonable access to the Property and shall conduct such environmental and geological testing including drilling of test holes as Purchaser deems necessary and appropriate at Purchaser's sole cost. Purchaser shall additionally confirm as it deems necessary the ability to obtain zoning and other necessary government approvals for its intended uses of the Property, and obtain a survey of the Property by a licensed surveyor acceptable to Seller. Purchaser shall also present this Agreement to the Purchaser's

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REAL ESTATE PURCHASE AND SALE AGREEMENT, PAGE 1
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Board of Directors for approval, and within the thirty (30) day period shall provide Seller with a Secretary's certificate containing a copy of the resolution of Purchaser's Board of Directors authorizing Purchaser to purchase the Property on the terms and conditions set forth herein. Should Purchaser, at the end of the thirty (30) day period, not elect to continue with the purchase of the Property, the Property will be returned to Sellers in the condition which it was prior to the testing being done and shall share with Sellers the results of geological tests and the survey. If the transaction is terminated, with the exception of the hold harmless and indemnification provisions of this section, each party will release the other from any other obligation concerning this Agreement and the non-refundable $25,000.00 shall remain with the Sellers.

     At the end of the thirty (30) day inspection period, should Purchaser elect to continue with the transaction, then Purchaser shall pay to Sellers $50,000.00 additional earnest money, which shall be non-refundable, save and except only if Sellers cannot deliver good and marketable title at closing or other failure to close which is not the fault of Purchaser, in which event the earnest money shall be returned to Purchaser. The earnest money shall be credited against the purchase price at closing.

     Further, Purchaser agrees and does hold Sellers harmless from any and all liability, causes of action, claims and/or damages arising out of Purchaser's occupancy of the Property or for the performing of such inspections and the testing process.

     Should the transaction close, all earnest money payments made by Purchaser shall be credited against the purchase price as set forth below.

                                        II.

     The total purchase price for the above-described Property is the sum of TWO MILLION ONE HUNDRED THIRTY THOUSAND FOUR HUNDRED DOLLARS ($2,130,400.00). Said purchase price is based upon the assumption that there are 213.04 acres of real property being sold at the price of $10,000 per acre. Purchaser shall have the Property surveyed by a licensed surveyor acceptable to Sellers at the Purchaser's sole cost and if the total acreage is other than 213.04 acres, then the purchase price will be increased or decreased based upon the per-acre purchase price of $10,000 per acre. The purchase price shall be paid in U.S. Currency as follows:

     (a) On the date this Agreement is executed, Purchaser shall pay to Sellers $25,000 earnest money, which shall be non-refundable, save and except only if Seller cannot deliver good and marketable title at closing or other failure to close which is not the fault of Purchaser.

     (b) At the end of the thirty (30) day inspection period, if Purchaser elects to continue with the transaction, shall pay to Sellers an additional $50,000.00 earnest money, which shall be non-refundable, save and except only if Seller cannot deliver good and marketable title at closing or other failure to close which is not the fault of Purchaser.

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REAL ESTATE PURCHASE AND SALE AGREEMENT, PAGE 2
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     (c)  At closing, Purchaser shall deposit a sum equal to 25% of the purchase (receiving credit for the $25,000.00 and $50,000.00 earnest money payments and any other earnest money payments previously received by Sellers).

    (d) The remaining balance of the purchase price, to-wit, the sum of $1,597,800.00 (subject to adjustment incident to the above-referenced survey), shall be amortized over 20 years, with interest commencing from and after the date of closing at the rate of 8.25% per annum, with monthly payments of $_________ per month. The first monthly payment will be due 30 days from the date of closing, with continuing monthly payments on the same day of each and every month thereafter until the ___ day of ___________, 2002, at which time all accrued interest and unpaid principal will be due and payable in full. The amount set forth in this subparagraph II(d) shall be evidenced by a promissory note ( the "Promissory Note",), a copy of which shall be attached hereto as Exhibit B to this Agreement and incorporated herein by reference as if set forth in full. Said Promissory Note shall provide for the prepayment of all amounts by Purchaser to Sellers without penalty.

                                        III.

    The Sellers shall present at closing a sufficient Warranty Deed transferring the above described Property to Purchaser, subject to all easements, Declaration of Restrictions and Covenants on said Property which do not unreasonably restrict Purchaser's intended use and subject to any other exceptions set forth therein which are acceptable to Purchaser. Sellers and Purchaser agree to cooperate in the modification or release of such agricultural leases in the Property as may be reasonably requested by Purchaser.

                                        IV.

     At closing, Purchaser shall also execute a mortgage (the
"Mortgage"),a copy of which shall be attached hereto as Exhibit C to this Agreement, which shall secure the Promissory Note. Sellers shall execute a Satisfaction of Mortgage, which Satisfaction of Mortgage shall be held by the long term escrow holder to be recorded only upon payment in full of all principal and accrued interest under the Promissory Note.

                                        V.

    Stewart Title Company of Canyon County is hereby named as the escrow holder and the closing agent for this transaction. The parties shall each pay one-half(1/2) of the respective closing agent's fees and one-half (1/2) of all escrow fees for set up in the future. The parties shall execute the escrow holder's escrow agreement. This Agreement and all accompanying documents as it affects the escrow shall be a part of the escrow agreement and incorporated therein as if set forth in full.

261\142747
REAL ESTATE PURCHASE AND SALE AGREEMENT, PAGE 3
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                                        VI.

     Sellers shall provide Purchaser with a Title Insurance Policy insuring title in Purchaser in the property in the sum of TWO MILLION ONE HUNDRED THIRTY THOUSAND FOUR HUNDRED DOLLARS ($2,130,400.00)and shall order a preliminary title report within thirty (30) days from the date this Agreement is executed and provide a copy of the same to Purchaser. Purchaser shall within fifteen (15) days of receipt of said preliminary title report notify Sellers in writing of any exceptions to title not accepted by Purchaser. All exceptions not objected to in writing by Purchaser within said fifteen (15) day period shall be deemed accepted by Purchaser. If Purchaser is not willing to accept the policy as set forth in the commitment for title insurance and has given the prerequisite written notice, then Seller shall have thirty (30) days to delete the exceptions reasonably objected to by Purchaser and if not so done, then either party has the right to terminate this Agreement by giving written notice to terminate to the other.

VII.

     Purchaser understands that it is purchasing this Property "as is" in its present condition based on Purchaser's own independent inspection of the Property and Purchaser is not relying upon any representations of Sellers or Sellers' agents, or employees, with regard to the Property, egress and ingress to the Property, the boundaries of said Property, zoning, or any other matters. There are no representation or warranties concerning this Property which are given by Sellers to Purchaser, except as set forth in writing in this Agreement. Purchaser understands it has a right to enter the Property to make any test or inspection of the Property that it reasonably deems appropriate, at Purchaser's sole cost and expense, and, at Purchaser's option and expense, to do any soil tests, hazardous substance condition test or reports as it deems appropriate incident to the purchase or Purchaser's intended use of the Property. Sellers agree to disclose any adverse condition known to Sellers which would materially affect Purchaser's intended use of the Property.

VIII.

     This transection shall close on April 15, 1997. The Purchaser shall have the right to request up to a three month extension of the closing date and, upon such request shall pay to Sellers $100,000.00 additional earnest money, which shall be non-refundable, save and except only if Sellers cannot deliver good and marketable title at closing or other failure to close which is not the fault of Purchaser, in which event the earnest money shall be returned to Purchaser. The earnest money shall be credited against the purchase price at closing. In the event Purchaser requests extension of the closing date, closing shall occur at the expiration of the three month extension or within fifteen (15) days of receipt by Purchaser of all necessary governmental approvals for the Purchaser's anticipated uses of the Property, whichever first occurs.

261\142747
REAL ESTATE PURCHASE AND SALE AGREEMENT, PAGE 4
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                                        IX.

The parties understand that there is a real estate company involved in this matter which is ERA West Wind/Eagle Excellence and the brokerage fee will be the responsibility of Sellers, to be paid pursuant to separate agreement with said brokers.

                                        X.

    The parties understand that the terms and agreements of the Promissory Note and Mortgage to be executed by the Purchaser shall control as to matters of default once the transaction closes. Prior to the transaction closing, the terms of this Agreement shall be in full force and effect and be binding upon the parties. However, all terms, covenants and conditions of this Agreement not incorporated in the Mortgage shall remain in full force and effect and shall survive the closing of this transaction.

                                        XI.

    If either party breaches this Agreement, then the other party shall give the alleged breaching party 15 days written notice of the alleged breach, which notice shall be given by certified or registered mail, return receipt requested, and shall be deemed given three days after the mailing of said notice. The failure of the party to cure the alleged breach within said period of time shall allow the non-breaching party to commence an action for damages and/or the enforcement of said Agreement and/or, as to Purchaser, any right of specific enforcement. Each party shall have available to them all remedies at law or equity to enforce the provisions of this Agreement.

                                        XII.

     Any notices to be given under and in accordance with this Agreement shall be given to the respective parties as follows:

SELLERS:                 GARY WHITNEY
                         10516 Lincoln
                         Caldwell, ID 83605

                         RICHARD C. GIVEN
                         2406 Cleveland
                         Caldwell, Idaho 83605

Copy to:                 David W. Gratton
                         EVANS, KEANE  LLP
                         P.O. Box 959
                         Boise, ID 83701

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REAL ESTATE PURCHASE AND SALE AGREEMENT, PAGE 5

PURCHASER:               MONROC, INC.
                         P.O. Box 789
                         Eagle, ID 83616

Copy to:                 Judith K. Holcombe
                         Attorney at Law
                         P.O. Box 621
                         Boise, ID 83701

                                        XIII.

     Should Purchaser sell, transfer, or hypothecate any portion or all of the Property being sold herein, then in that event, all amounts due and owing to Seller shall become immediately due and payable in full.

                                        XIV.

     It is understood and agreed that Sellers own real property in Section 20 adjacent to the Property (the "Adjacent Property"), containing three (3) houses. Sellers hereby grant to Purchaser, on the following terms, a first right of refusal to purchase the Adjacent Property. From and after the date hereof, should Sellers decide to accept a bona fide offer to purchase the Adjacent Property, or any portion thereof, from a third party, Sellers shall first offer the same to Purchaser on the same terms and conditions as the proposed third party sale, and shall provide Purchaser with written notice of such proposed sale and the terms thereof. If Purchaser does not agree, within fifteen (15) days after receipt of the Sellers' notice, to purchase the Adjacent Property, then Sellers shall be entitled to sell the Adjacent Property to the third party and this right of first refusal shall thereafter be null and void; provided, however that if, prior to closing the sale to the third party, any substantive terms or conditions of the sale should change, the Seller shall re-offer the Adjacent Property to Purchaser on the revised terms and conditions, granting Purchaser an additional fifteen (15) day period within which to accept.

     It is further understood and agreed that notwithstanding the foregoing, Sellers retain the right to transfer or sell the Adjacent Property, or any part thereof, to the children, grandchildren and/or great grandchildren of Georgia M. Whitney without any right of Purchaser to purchase such Adjacent Property pursuant to the terms of this Article XIV, it being understood that the children, grandchildren end great grandchildren of Georgia M. Whitney are not considered to be third parties for purposes of this Article XIV, provided, however, that such children, grandchildren and/or great grandchildren are bound by the terms of this
Article XIV as if the same were identified as Sellers in this paragraph.

                                        XV.

The Purchaser warrants and represents that the person executing this Agreement on behalf of the Purchaser corporation is duly authorized to execute this Agreement and bind the corporation hereto. Not later than thirty (30) days after execution of this Agreement, Purchaser shall supply

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REAL ESTATE PURCHASE AND SALE AGREEMENT, PAGE 6

Sellers with a copy of a resolution with Purchaser's Board of Directors authorizing this transaction at the time this Agreement is executed.

                                        XVI.

     Each of the parties to this Agreement has been represented in this transaction by legal counsel of his or her choice. This Agreement shall be interpreted as if each party equally participated in the drafting of this Agreement. The recitals are a part of this Agreement.

                                        XVII.

     Time is deemed to be of the essence in the performance of each and every term and condition of this Agreement.

                                        XVIII.

     If either party obtains the services of any attorney to enforce the provisions of this Agreement, or of the Mortgage or Promissory Note, whether or not litigation is commenced, the prevailing party shall have the right to reimbursement of all costs and attorney fees incurred both as to trial and on appeal.

                                        XIX.

     This agreement shall inure to the benefit of the respective parties, their heirs, assigns, their personal representatives and successors in interest.

                                        XX.

     This Agreement affects real estate in the state of Idaho and shall be interpreted in accordance with the laws of the state of Idaho.

     This Agreement is executed this 27th day of December, 1996.

                                   SELLERS:

                                   GARY WHITNEY

                                   By    /s/ Gary Whitney
                                       -----------------------------
                                       Gary Whitney, Co-Trustee


                                   By    /s/ Richard C. Given
                                       -----------------------------
                                       Richard C. Given, Co-Trustee

261\142747
REAL ESTATE PURCHASE AND SALE AGREEMENT, PAGE 7

                                   PURCHASER:

                                   MONROC, INC., a Delaware corporation


                                   By    /s/ Michael R. Matzdorff
                                       -----------------------------
                                        Its Division Manager

STATE OF IDAHO        )
                      )ss.
County of Ada         )

          On this :27th day of December, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared GARY WHITNEY and RICHARD C. GIVEN, known to me to be the co-trustees of the WHITNEY FAMILY TRUST, the trust that executed the above instrument or the persons who executed the instrument on behalf of said corporation, and acknowledged to me that such trust executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

     .                                /s/ Diane Salisbury
                                   -----------------------------
                                   NOTARY PUBLIC for Idaho
                                   Residing at Boise
                                   My Commission Expires: 2/12/02

STATE OF IDAHO        )
                      ) ss.
County of Ada         )

          On this 27 day of December, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL R. MATZDORFF, known or identified to me to be the Division Manager of MONROC, INC., the corporation that executed the above instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                      /s/ Diane Salisbury
                                   -----------------------------
                                   NOTARY PUBLIC for Idaho
                                   Residing at Boise
                                   My Commission Expires:2/12/02

261\142747
REAL ESTATE PURCHASE AND SALE AGREEMENT, PAGE 8

                              FIRST ADDENDUM TO
                   REAL ESTATE PURCHASE AND SALE AGREEMENT
                           DATED DECEMBER 27, 1996

     IT IS HEREBY AGREED by and between Gary Whitney and Richard C. Given, in their capacity as co-trustees of the Whitney Family Trust, hereinafter referred to as "Sellers," and Monroc Inc., hereinafter referred to as "Purchaser," that the Real Estate Purchase and Sale Agreement dated December 27, 1996, hereinafter "Agreement," be amended as follows:

     1. Purchaser shall have an additional ten (10) days to complete its due diligence inspection of the Property as described in Section I of the Agreement. On or before February 6, 1997, Purchaser shall elect to terminate or continue with the transaction as and in accordance with the terms outlined in Section I of the Agreement.

     2. In consideration of this extension of time to complete the due diligence inspection of the Property, Purchaser shall pay to Sellers the sum of $25,000.00 additional earnest money, which shall be non-refundable, save and except only if Sellers cannot deliver good and marketable title at closing, or other failure to close which is not the fault of the Purchaser, in which event the additional earnest money shall be returned to Purchaser. The additional earnest money shall be credited against the purchase price at closing.

     3. All other terms and conditions of the Agreement, not expressly modified herein, remain in full force and effect.

             This First Addendum is executed this 27th day of January, 1997.

      SELLERS:

                                   By  /s/ Gary Whitney
                                      ------------------------------
                                      Gary Whitney, Co-Trustee

                                   By  /s/ Richard C. Given
                                      ------------------------------
                                      Richard C. Given, Co-Trustee

                                   PURCHASER:

                                   MONROC, INC., a Delaware corporation

                                   By  /s/ Michael R. Matzdorff
                                      ------------------------------
                                      Its Division Manager

261\142747
FIRST ADDENDUM TO REAL ESTATE PURCHASE AND SALE AGREEMENT DATED DECEMBER 27,
1996.

STATE OF IDAHO        )
                      ) ss.
County of Ada         )

          On this 27th day of January,1997,before me, the undersigned, a Notary Public in and for said State, personally appeared GARY WHITNEY and RICHARD C. GIVEN, known to me to be the co-trustees of the WHITNEY FAMILY TRUST, the trust that executed the above instrument or the persons who executed the instrument on behalf of said corporation, and acknowledged to me that such trust executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

 ....                                 /s/ Pamela K. Wolt
                                   -------------------------------
                                   NOTARY PUBLIC for Idaho
                                   Residing at Boise, Idaho
                                   My Commission Expires: 10/3/97


STATE OF IDAHO        )
                      )ss.
County of Ada         )

          On this 27th day of January, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL MATZDORFF, known or identified to me to be the Division Manager of MONROC, INC., the corporation that executed the above instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

 ....                                /s/ Pamela K. Wolt
                                   --------------------------------
                                   NOTARY PUBLIC for Idaho
                                   Residing at Boise, Idaho
                                   My Commission Expires: 10/3/97

261\142747
FIRST ADDENDUM TO REAL ESTATE PURCHASE AND SALE AGREEMENT DATED DECEMBER 27,
1996.

                                SECOND ADDENDUM TO
                    REAL ESTATE PURCHASE AND SALE AGREEMENT
                             DATED DECEMBER 27, 1996

    IT IS HEREBY AGREED by and between Gary Whitney and Richard C. Given, in their capacity as co-trustees of the Whitney Family Trust, hereinafter referred to as "Sellers," and Monroc Inc., hereinafter referred to as "Purchaser," that the Real Estate Purchase and Sale Agreement dated December 27, 1996, hereinafter "Agreement," be amended as follows:

     1.   That Section II of the Agreement shall be amended to read as follows:

          The total purchase price for the above-described Property is the sum of TWO MILLION ONE HUNDRED THIRTY THOUSAND FOUR HUNDRED DOLLARS ($2,130,400.00). Said purchase price is based upon the assumption that there are 213.04 acres of real property being sold at the price of $10,000 per acre. Purchaser shall have the Property surveyed by a licensed surveyor acceptable to Sellers at the Purchaser's sole cost and if the total acreage is other than
          213.04 acres, then the purchase price will be increased or decreased based upon the per-acre purchase price of $10,000 per acre. It is expressly understood and agreed that a railroad right of way exists or existed over and/or through a portion of the Property. The total acreage of the Property sold hereunder shall include all of the property included in and/or under the railroad right of way to the extent Sellers shall have a transferrable interest in such right of way property. Sellers shall, to the extent necessary, use Sellers' best efforts to perfect and secure right, title and interest in such railroad right of way property prior to closing. Sellers shall convey to Purchaser any and all such right, title and interest in the railroad right of way property at closing. The purchase price shall be paid in U.S. Currency as follows:

     2. That Section II (d) of the Agreement shall be amended to read as follows:

          (d) The remaining balance of the purchase price, to-wit, the sum of $1,597,800.00 (subject to adjustment incident to the above-referenced survey), shall be amortized over 20 years, with interest commencing from and after the date of closing at the rate of 9.00% per annum, with monthly payments of $________ per month. The first monthly payment will be due 30 days from the date of closing, with continuing monthly payments on the same day of each and every month thereafter until the _____ day of __________, 2007, at which time all accrued interest and unpaid principal will be due and payable in full. The amount set forth in this subparagraph II(d) shall be evidenced by a promissory note (the "Promissory Note"), a copy of which shall be attached hereto as Exhibit B to this Agreement and incorporated herein by reference as if set forth in full. Said Promissory Note shall provide for the prepayment of all amounts by Purchaser to Sellers without penalty, but only after five years from the date of the Promissory Note. Purchaser shall have no prepayment right in the first five years.

261\142747
SECOND ADDENDUM TO REAL ESTATE PURCHASE AND SALE AGREEMENT DATED DECEMBER 27, 1996.

     3. That Section VIII of the Agreement shall be amended to read as follows.

          This transaction shall close on April 15, 1997. The Purchaser shall have the right to request up to a three month extension of the closing date and, upon such request shall pay to Sellers $100,000.00 additional earnest money. At the end of the three month extension of the closing date, Purchaser shall have the right to request up to a five month extension of the closing date and, upon such request shall pay to Sellers $200,000.00 additional earnest money. All additional earnest money paid to Sellers to extend the closing date shall be non-refundable, save and except only if Sellers cannot deliver good and marketable title at closing or other failure to close which is not the fault of Purchaser, in which event the earnest money shall be returned to Purchaser. The additional earnest money paid at the time of request for each such extension, shall be credited against the purchase price at closing. In the event Purchaser requests extension of the closing date, closing shall occur at the expiration of the extension or within fifteen (15) days of receipt by Purchaser of all necessary governmental approvals for the Purchaser's anticipated uses of the Property, whichever first occurs. Purchaser shall regularly keep Sellers informed of the status of proceedings and progress in securing the governmental approvals.

      4. All other terms and conditions of the Agreement, not expressly modified herein, remain in full force and effect.

This Second Addendum is executed this 28th day of January, 1997.


                                   SELLERS:

                                   By    /s/ Gary Whitney
                                      ----------------------------------
                                      Gary Whitney, Co-Trustee

                                   By    /s/ Richard C. Given
                                      ----------------------------------
                                      Richard C. Given, Co-Trustee

                                   PURCHASER:

                                   MONROC, INC., a Delaware corporation

                                   By    /s/ Michael R. Matzdorff
                                      ----------------------------------
                                      Its Division Manager

261\142747
SECOND ADDENDUM TO REAL ESTATE PURCHASE AND SALE AGREEMENT DATED DECEMBER 27, 1996.

STATE OF IDAHO        )
                      ) ss.
County of Ada         )

          On this 28th day of January,1997,before me, the undersigned, a Notary Public in and for said State, personally appeared GARY WHITNEY and RICHARD C. GIVEN, known to me to be the co-trustees of the WHITNEY FAMILY TRUST, the trust that executed the above instrument or the persons who executed the instrument on behalf of said corporation, and acknowledged to me that such trust executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

 ....                                /s/ Pamela K. Wolt
                                   -----------------------------
                                   NOTARY PUBLIC for Idaho
                                   Residing at Boise, Idaho
                                   My Commission Expires: 10/3/97


STATE OF IDAHO        )
                      )ss.
County of Ada         )

          On this 28th day of January, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL MATZDORFF, known or identified to me to be the Division Manager of MONROC, INC., the corporation that executed the above instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

 ....                                /s/ Pamela K. Wolt
                                   ----------------------------
                                   NOTARY PUBLIC for Idaho
                                   Residing at Boise, Idaho
                                   My Commission Expires: 10/3/97



261\142747
SECOND ADDENDUM TO REAL ESTATE PURCHASE AND SALE AGREEMENT DATED DECEMBER 27, 1996.
PAGE 3